Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-219244) of Integral Technologies, Inc. (the Company) of our report dated January 17, 2017, relating to the consolidated financial statements as of June 30, 2016 and the year then ended which is included in the Company's annual report on Form 10-K for the year ended June 30, 2016.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

September 18, 2018